                                                                   Exhibit 4.3

                     NONSTATUTORY STOCK OPTION AGREEMENT


     AGREEMENT made as of the ___ day of _________, 1994, between HALLIBURTON COMPANY, a Delaware corporation (the "Company"), and ______________ ("Employee").

     To carry out the purposes of the HALLIBURTON COMPANY 1993 STOCK AND LONG-TERM INCENTIVE PLAN (the "Plan"), by affording Employee the opportunity to purchase shares of common stock, par value $2.50 per share, of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:

     1.   Grant of Option. The Company hereby irrevocably grants to Employee
          ---------------
the right and option ("Option") to purchase all or any part of an aggregate of ______________shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, amended (the "Code").

     2.   Purchase Price.  The purchase price of Stock purchased pursuant
          --------------
to the exercise of this Option shall be $__________ per share, which has been determined to be not less than the fair market value of the Stock at the date of grant of this Option. For all purposes of this Agreement, fair market value of Stock shall be determined in accordance with the provisions of the Plan.

     3.   Exercise of Option.  Subject to the earlier expiration of this
          ------------------
Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Vice President-Legal, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

                                                    Percentage of Shares
          Number of Full Years                      That May be Purchased
          --------------------                      ---------------------

          Less than   1 year                                   0%
                      1 year                              33 1/3%
                      2 years                                 67%
                      3 years                                100%


     This Option is not transferable by Employee otherwise than by will or the laws of descent and distribution, and may be exercised only by Employee during Employee's lifetime. This Option may be exercised only while Employee remains an employee of the Company, subject to the following exceptions:

          (a) If Employee's employment with the Company terminates by reason of disability (disability being defined as being physically or mentally incapable of performing either the Employee's usual duties as an Employee or any other duties as an Employee that the Company reasonably makes available and such condition is likely to remain continuously and permanently, as determined by the Committee), this Option may be exercised in full by Employee (or Employee's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of three years following such termination.

          (b) If Employee dies while in the employ of the Company, Employee's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, may exercise this Option in full at any time during the period of three years following the date of Employee's death.

          (c) If Employee's employment with the Company terminates by reason of normal retirement at or after age 65 or early retirement with consent of the Committee, this Option may be exercised in full by Employee at any time during the period of three years following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Employee) during the remainder of such three year period following such termination, if Employee dies during such three year period.


          (d) If Employee's employment with the Company terminates for any reason other than those set forth in subparagraphs (a) through (c) above, this Option may be exercised by Employee at any time during the period of 30 days following such termination, or by Employee's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Employee) during a period of 6 months following Employee's death if Employee dies during such 30 day period, but in each case only as to the number of shares Employee was entitled to purchase hereunder upon exercise of this Option as of the date Employee's employment so terminates.

     This Option shall not be exercisable in any event prior to the expiration of six months from the date of grant hereof or after the expiration of ten years from the date of grant hereof notwithstanding anything hereinabove contained. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (c) by a combination

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of cash or Stock.  No fraction of a share of Stock shall be issued by the
Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

      4.  Withholding of Tax.  To the extent that the exercise of this Option
          ------------------
or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Employee upon such exercise.

      5.  Status of Stock.  The Company intends to register for issuance under
          ---------------
the Securities Act of 1933, as amended (the "Act") the shares of Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

      Employee agrees that the shares of Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. Employee also agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer

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

agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

     6.  Employment Relationship.  For purposes of this Agreement, Employee
         -----------------------
shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new option for this Option. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

     7.  Binding Effect. This Agreement shall be binding upon and inure to the
         --------------
benefit of any successors to the Company and all persons lawfully claiming under Employee.

     8.  Governing Law. This Agreement shall be governed by, and construed in
         -------------
accordance with, the laws of the State of Texas.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.


                                     HALLIBURTON COMPANY


                                      By: __________________________
                                             Thomas H. Cruikshank
                                             Chairman of the Board and
                                             Chief Executive Officer


                                      ______________________________


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

Please furnish the following information for shareholder records:


- ------------------------------------     ------------------------------------
(Given name and initial must be used     Social Security Number
for stock registry)                      (if applicable)

- ------------------------------------     ------------------------------------
                                         Birthdate
                                         Month/Day/Year


- ------------------------------------     ------------------------------------
                                         Name of Employer

- ------------------------------------     ------------------------------------
Address (Zip Code)                       Day phone number


United States Citizen: Yes    No
                          ---   ---

                  PROMPTLY NOTIFY THE VICE PRESIDENT-LEGAL
              OF HALLIBURTON COMPANY OF ANY CHANGE IN ADDRESS.


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